SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

Cutera, Inc.

(Name of Registrant as Specified in Its Charter)

Voce Capital Management LLC

Voce Catalyst Partners LP

Voce Capital LLC

J. Daniel Plants

David H. Mowry

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

The following material was published on Voce Capital Management LLC’s (“Voce”) website, www.CurbCuterasBoard.com (the “Website”). From time to time, Voce or its fellow participants in the proxy solicitation may publish the material, or portions thereof, on the Website and/or various other social media channels relating to Cutera, Inc. (the “Company”), and they may otherwise from time to time distribute the material or portions thereof.



Cutera Directors, J. Daniel Plants and David Mowry, Have Called to Reconstitute Cutera's Board

The current Board has become factionalized and its agenda is being driven by a subset of Directors prioritizing their own interests over those of Cutera stakeholders

Immediate change is urgently needed at Cutera.

The actions of certain Board members have led to an untenable situation requiring urgent corrective action, including failed CEO succession planning, conflicts of interest and misapplications of basic corporate governance.

Plants (Board member and former Executive Chairman) and Mowry (Board member and former CEO) both exercised their right under the Company's Bylaws to call for the upcoming special meeting, giving shareholders the right to be heard.

Press Releases

Cutera Directors J. Daniel Plants and David Mowry Take Legal Action to Ensure Shareholders Have a Say in Composition of Cutera's Board and Selection of its Next CEO
BUSINESS WIRE
APR 12, 2023

David Mowry and J. Daniel Plants Share Letter of Support from Cutera Senior Leaders Sent to Company's Board
BUSINESS WIRE
APR 11, 2023

J. Daniel Plants and David Mowry Call for Special Stockholder Meeting to Reconstitute Cutera's Board
BUSINESS WIRE
APR 10, 2023

Latest News Coverage

Hedge fund Pura Vida urges peace at Cutera board, pushes for new CEO search
REUTERS
APR 11, 2023

Cutera CEO, Activist Launch Board Battle Over CEO Role
THE DEAL
APR 11, 2023

Boardroom Brawl Breaks Out at Skin Company Cutera
WALL STREET JOURNAL
APR 10, 2023

FOR INVESTORS

D.F. King & Co., Inc.
Edward McCarthy
emccarthy@dfking.com

FOR MEDIA

Longacre Square Partners
Dan Zacchei / David Reingold
dzacchei@longacresquare.com
dreingold@longacresquare.com

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PRIVACY POLICY

This privacy policy ("Privacy Policy") sets forth the privacy practices of Voce Capital Management LLC ("Voce," "we," "our," or "us") with respect to our collection, use, sharing, and disclosure of Personal Information (as defined herein), including, but not limited to, Personal Information collected through this website (the "Site"), how it is used, and the circumstances under which it may be shared and disclosed. This Privacy Policy constitutes a legally binding agreement between you and Voce that conditions your use of the Site, where and as permitted by applicable law.

If you are a California resident, please also read our Privacy Notice for California Consumers below.

1. Personal Information We Collect

When you visit the Site and during our ordinary business activities, Voce may collect or ask you to provide certain nonpublic personal information ("Personal Information") in order to help us manage our relationship with you and serve your investment needs. The Personal Information we may collect from you may include personally identifiable information including names, residential or business addresses, or other contact details, signature, nationality, tax identification or passport number, date of birth, place of birth, photographs, copies of identification documents, bank account details, information about assets or net worth, credit history, information on investment activities, or other personal information, such as certain special categories of personal data (including, where relevant, information on political affiliations, ethnic origin, or criminal convictions), as specified under applicable law, that may be contained in the relevant materials, documents, or obtained through background searches.

2. Sources of Personal Information

We may collect Personal Information from:

- Your communications with us;
- Your transactions with us;
- Services providers; and
- Affiliates.

3. How We Use Personal Information

We use Personal Information for the following business purposes:

- To provide our products and services and serve your investment needs;
- To provide customer service and process your requests and inquires;
- To offer new information, products and services;
- To process subscriptions;
- To open an advisory account or securities brokerage account;
- To process transactions for client accounts;
- For account maintenance;
- To confirm your identity;
- To communicate with you;
- To protect the security and integrity of the Site;
- To prevent or investigate fraud or other unlawful activity, and detect security incidents; and
- To comply with and enforce applicable legal requirements.

4. How We Share Personal Information

Your privacy is important to us. Voce does not disclose any Personal Information to nonaffiliated third parties, except to service or manage a client's account or as permitted or required by law. We do not sell any Personal Information.

Every client has the right to direct Voce not to disclose the Personal Information about that client to a nonaffiliated third party. If a client would like to exercise its right to opt out of this Privacy Policy, each client must provide a written statement exercising that right. This right to opt out may be exercised at any time and will remain in effect until written notice revoking said right is received by Voce from the client. However, in the event Voce encounters circumstances where it is compelled by law to disclose a client's Personal Information, Voce must provide, to non-affiliated third parties, a client's Personal Information even if the client has exercised its right to opt out.

5. How We Protect Personal Information

Voce seeks to carefully safeguard Personal Information. We will use commercially reasonable efforts to ensure that Personal Information is kept secure and safe from any loss or unauthorized disclosure or use. We restrict access to our client's Personal Information to employees or other personnel requiring that Personal Information to provide our products or services.

6. Notice for Residents of the European Economic Area and United Kingdom

Voce does not currently offer its products or services to natural persons residing in the European Union or the United Kingdom ("EEA/UK") and, accordingly, is not required to comply with the EU General Data Protection Regulation ("GDPR"). Any personal data provided to us by you will be processed in the United States or other jurisdictions outside the EEA/UK which may not afford the same protections of personal data as under the GDPR or equivalent laws in the UK.

7. Contact Us

If you have any questions or comments about this Privacy Policy, please contact Voce at [EMAIL].


Disclaimer / Privacy Policy

I. Disclaimer

This website and the information contained here in (collectively, the "Site") are being made available to all stockholders of Cutera, Inc. ("Cutera" or the "Company"). Except as otherwise set forth on this Site, the views expressed on this Site reflect the opinions of Voce Capital Management LLC and certain of its affiliates ("Voce"), and are based on publicly available information with respect to the Company. Voce recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Voce's conclusions. Voce reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. Voce disclaims any obligation to update the information or opinions contained on this Site. For the avoidance of doubt, this Site is not affiliated with or endorsed by Cutera.

Certain financial projections and statements made herein have been derived or obtained from filings made with the United States Securities and Exchange Commission ("SEC") or other regulatory authorities and from other third party reports. Neither Voce nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. Select figures presented on this Site have not been calculated using generally accepted accounting principles ("GAAP") and have not been audited by independent accountants. Such figures may vary from GAAP accounting in material respects and there can be no assurance that the unrealized values reflected within such materials will be realized.

This Site does not recommend the purchase or sale of any security, and should not be construed as legal, tax, investment or financial advice, and the information contained herein should not be taken as advice on the merits of any investment decision.

Not an Offer to Sell or Buy

The materials on this Site are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security. Funds and investment vehicles managed by Voce currently beneficially own a significant number of shares of common stock, par value $0.001 per share, of the Company ("Shares"). These funds and investment vehicles are in the business of trading – buying and selling – securities, and intend to continue trading in the securities of the Company. You should assume such funds and investment vehicles will from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional Shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such Shares, regardless of the views expressed on this Site. Consequently, Voce's beneficial ownership of the Shares may vary over time depending on various factors, with or without regard to Voce's view of the Company's business, prospects or valuation (including the market price of the Shares), including, without limitation, other investment opportunities available to Voce, concentration of positions in the portfolios managed by Voce, conditions in the securities markets and general economic and industry conditions. However, neither Voce nor the other Participants (as defined below) or any of their respective affiliates has any intention, either alone or in concert with another person, to acquire or exercise control of the Company or any of its subsidiaries. Voce also reserves the right to take any actions with respect to investments in the Company as it may deem appropriate, including, but not limited to, communicating with the Company's management, the Company's board of directors, other investors and stockholders, stakeholders, industry participants, and/or interested or relevant parties about the Company or seeking representation constituting a minority of the Company's board of directors, and to change its intentions with respect to its investments in the Company at any time and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

While certain of Voce's partners are current or former directors of certain of the publicly traded companies referred to herein, none of the information on this Site is derived from non-public information of such publicly traded companies. Although Voce believes the statements made on this Site are accurate in all material respects and do not omit to state material facts necessary to make those statements not misleading, Voce makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and each of Voce, the other Participants and their respective affiliates expressly disclaim any liability relating to those statements or communications (or any inaccuracies or omissions therein). Thus, stockholders and others should conduct their own independent investigation and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant.

Cautionary Statement Regarding Forward-Looking Statements

Some of the materials on this Site contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessary depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "could," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements.

The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Voce.

Though certain material on this Site may contain projections, nothing on this Site is intended to be a prediction of the future trading price or market value of securities of the Company. Accordingly, there is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Voce herein are based on assumptions that Voce believes to be reasonable as of the date of the materials on this Site, but there can be no assurance or guarantee (i) that any of the proposed actions set forth on this Site will be completed, (ii) that the actual results or performance of the Company will not differ, and such differences maybe material, or (iii) that any of the assumptions provided in this Site are accurate.

Therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate and therefore actual results could differ materially from those set forth in, contemplated by, or underlying these forward-looking statements. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Voce will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Testimonials, Other Quotations and Third Party Statements

The individuals referenced on the testimonials page (i) are not current clients or investors of Voce, (ii) have not received compensation or other consideration in connection with the statements made herein, and (iii) have current or former business relationships with Voce that could create an incentive for them to speak favorably about Voce. Specifically, such individuals may speak positively about their companies' investors or such investors' board representatives to develop and maintain such relationships rather than for any other reason.

Voce has neither sought nor obtained the consent from any other third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. Voce does not endorse third-party estimates or research which are used on this Site solely for illustrative purposes. No warranty is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency or from any third party, are accurate. Past performance is not an indication of future results.

This Site may contain links to articles and/or videos (collectively, "Media"). The views and opinions expressed in such Media or those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinions of Voce.

Concerning Intellectual Property

All registered or unregistered service marks, trademarks and trade names referred to on this Site are the property of their respective owners, and Voce's use herein does not imply an affiliation with or endorsement by, the owners of these service marks, trademarks and trade names.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

The Voce Parties (as defined below), together with the other Participants (as defined below), intend to file a preliminary proxy statement and accompanying proxy card with the SEC to be used to solicit votes in connection with a special meeting of stockholders of Cutera, Inc. (the "Company") for the purpose of supporting proposals to remove certain members of the Company's Board of Directors.

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING REGARDING THE PARTICIPANTS. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV AND ON THIS WEBSITE. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The Participants in the solicitation are anticipated to be: (i) Voce Capital Management LLC, a California limited liability company ("Voce Capital Management"); (ii) Voce Catalyst Partners LP, a Delaware limited partnership ("Voce Catalyst Partners"); (iii) Voce Capital LLC, a Delaware limited liability company ("Voce Capital"); (iv) J. Daniel Plants, sole Managing Member of Voce Capital and a United States citizen ("Mr. Plants," and together with Voce Capital Management and Voce Catalyst Partners, the "Voce Parties"); and (v) David H. Mowry, a United States citizen ("Mr. Mowry," and together with the Voce Parties, the "Participants").

As of the date hereof, the Participants may be deemed to beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), in the aggregate, 1,483,632 shares of common stock, par value $0.001 per share, of the Company (the "Common Shares"). Of the 1,483,632 Common Shares beneficially owned in the aggregate by the Participants, including the 100 Common Shares owned by Voce Catalyst Partners in record name, such Common Shares may be deemed to be beneficially owned as follows: (a) 1,210,224 Common Shares may be deemed to be beneficially owned by Voce Capital Management, by virtue of it being the investment advisor to certain investment funds, including Voce Catalyst Partners; (b) 1,210,224 Common Shares may be deemed to be beneficially owned by Voce Capital, by virtue of it being the sole managing member of Voce Capital Management; (c) 1,274,844 Common Shares (including 2,724 Common Shares underlying unvested restricted stock units ("RSUs") and 14,748 Common Shares underlying options) may be deemed to be beneficially owned by Mr. Plants by virtue of him being the Managing Partner of Voce Capital Management; and (d) 208,788 Common Shares may be deemed to be beneficially owned by Mr. Mowry (including 23,174 Common Shares underlying unvested RSUs and 59,823 Common Shares underlying options). In addition, Voce Capital Management previously entered into a purchase agreement with the Company for the purchase of $10 million in aggregate principal amount of the Company's 2.25% Convertible Senior Notes due 2028.

Each of the Voce Parties expressly disclaims beneficial ownership of any Common Shares beneficially owned by Mr. Mowry. Mr. Mowry expressly disclaims beneficial ownership of any Common Shares beneficially owned by the Voce Parties.

II. Cookie Policy

Last updated April 14, 2023

INTRODUCTION

Voce Capital Management LLC ("we" or "us" or "our") may use cookies, web beacons, tracking pixels, and other tracking technologies when you visit our website, http://www.curbcuterasboard.com/, including any other media form, media channel, mobile website, or mobile application related or connected thereto (collectively, the "Site") to help customize the Site and improve your experience.

We reserve the right to make changes to this cookie policy (this "Cookie Policy") at any time and for any reason. We will alert you about any changes by updating the "Last Updated" date of this Cookie Policy. Any changes or modifications will be effective immediately upon posting the updated Cookie Policy on the Site, and you waive the right to receive specific notice of each such change or modification.

You are encouraged to periodically review this Cookie Policy to stay informed of updates. You will be deemed to have been made aware of, will be subject to, and will be deemed to have accepted the changes in any revised Cookie Policy by your continued use of the Site after the date such revised Cookie Policy is posted.

USE OF COOKIES

A "cookie" is a string of information which assigns you a unique identifier that we store on your computer. Your browser then provides that unique identifier to use each time you submit a query to the Site. We use cookies on the Site to, among other things, keep track of services you have used, record registration information, record your user preferences, keep you logged into the Site, facilitate purchase procedures, and track the pages you visit. Cookies help us understand how the Site is being used and improve your user experience.

TYPES OF COOKIES

The following types of cookies may be used when you visit the Site:

Analytics Cookies

Analytics cookies monitor how users reached the Site, and how they interact with and move around once on the Site. These cookies let us know what features on the Site are working the best and what features on the Site can be improved.

Our Cookies

Our cookies are "first-party cookies", and can be either permanent or temporary. These are necessary cookies, without which the Site won't work properly or be able to provide certain features and functionalities. Some of these may be manually disabled in your browser, but may affect the functionality of the Site.

Personalization Cookies

Personalization cookies are used to recognize repeat visitors to the Site. We use these cookies to record your browsing history, the pages you have visited, and your settings and preferences each time you visit the Site.

Security Cookies

Security cookies help identify and prevent security risks. We use these cookies to authenticate users and protect user data from unauthorized parties.

Site Management Cookies

Site management cookies are used to maintain your identity or session on the Site so that you are not logged off unexpectedly, and any information you enter is retained from page to page. These cookies cannot be turned off individually, but you can disable all cookies in your browser.

Third-Party Cookies

Third-party cookies may be placed on your computer when you visit the Site by companies that run certain services we offer. These cookies allow the third parties to gather and track certain information about you. These cookies can be manually disabled in your browser.

CONTROL OF COOKIES

Most browsers are set to accept cookies by default. However, you can remove or reject cookies in your browser's settings. Please be aware that such action could affect the availability and functionality of the Site.

For more information on how to control cookies, check your browser or device's settings for how you can control or reject cookies, or visit the following links:

Apple Safari
Google Chrome
Microsoft Edge
Microsoft Internet Explorer
Mozilla Firefox
Opera
Android (Chrome)
Blackberry
Iphone or Ipad (Chrome)
Iphone or Ipad (Safari)

OTHER TRACKING TECHNOLOGIES

In addition to cookies, we may use web beacons, pixel tags, and other tracking technologies on the Site to help customize the Site and improve your experience. A "web beacon" or "pixel tag" is a tiny object or image embedded in a web page or email. They are used to track the number of users who have visited particular pages and viewed emails, and acquire other statistical data. They collect only a limited set of data, such as a cookie number, time and date of page or email view, and a description of the page or email on which they reside. Web beacons and pixel tags cannot be declined. However, you can limit their use by controlling the cookies that interact with them.

REMARKETING

We use third party vendor re-marketing tracking cookies, including the Google Adwords tracking cookie. Consequently, we will continue to display ads to you across the Internet, specifically on the Google Content Network (GCN). We respect your privacy and we do not collect any identifiable information through the use of Google's or any other third party's remarketing system. Third party vendors, including Google, use cookies to serve ads based on a user's prior visits to a website. The third-party vendors whose services we use, including Google, will place cookies on web browsers in order to serve ads based on past visits to our Site. This allows us to continue to market our services to those who have shown interest in our Site.

PRIVACY POLICY

For more information about how we use information collected by cookies and other tracking technologies, please refer to our Privacy Policy below. This Cookie Policy is part of and is incorporated into our Privacy Policy. By using the Site, you agree to be bound by this Cookie Policy and our Privacy Policy.

CONTACT US

If you have questions or comments about this Cookie Policy, please contact: Cutera-LSP@Longacresquare.com.

III. Privacy Policy

This privacy policy ("Privacy Policy") sets forth the privacy practices of Voce Capital Management LLC ("Voce," "we," "our," or "us") with respect to our collection, use, sharing, and disclosure of Personal Information (as defined herein), including, but not limited to, Personal Information collected through this website (the "Site"), how it is used, and the circumstances under which it may be shared and disclosed. This Privacy Policy constitutes a legally binding agreement between you and Voce that conditions your use of the Site, where and as permitted by applicable law.

If you are a California resident, please also read our Privacy Notice for California Consumers below.

1. Personal Information We Collect

When you visit the Site and during our ordinary business activities, Voce may collect or ask you to provide certain nonpublic personal information ("Personal Information") in order to help us manage our relationship with you and serve your investment needs. The Personal Information we may collect from you may include personally identifiable information including names, residential or business addresses, or other contact details, signature, nationality, tax identification or passport number, date of birth, place of birth, photographs, copies of identification documents, bank account details, information about assets or net worth, credit history, information on investment activities, or other personal information, such as certain special categories of personal data (including, where relevant, information on political affiliations, ethnic origin, or criminal convictions), as specified under applicable law, that may be contained in the relevant materials, documents, or obtained through background searches.

2. Sources of Personal Information

We may collect Personal Information from:

- Your communications with us;
- Your transactions with us;
- Services providers; and
- Affiliates.

3. How We Use Personal Information

We use Personal Information for the following business purposes:

- To provide our products and services and serve your investment needs;
- To provide customer service and process your requests and inquires;
- To offer new information, products and services;
- To process subscriptions;
- To open an advisory account or securities brokerage account;
- To process transactions for client accounts;
- For account maintenance;
- To confirm your identity;
- To communicate with you;
- To protect the security and integrity of the Site;

• To prevent or investigate fraud or other unlawful activity, and detect security incidents; and

• To comply with and enforce applicable legal requirements.

4. How We Share Personal Information

Your privacy is important to us. Voce does not disclose any Personal Information to nonaffiliated third parties, except to service or manage a client's account or as permitted or required by law. We do not sell any Personal Information.

Every client has the right to direct Voce not to disclose the Personal Information about that client to a nonaffiliated third party. If a client would like to exercise its right to opt out of this Privacy Policy, each client must provide a written statement exercising that right. This right to opt out may be exercised at any time and will remain in effect until written notice revoking said right is received by Voce from the client. However, in the event Voce encounters circumstances where it is compelled by law to disclose a client's Personal Information, Voce must provide, to non-affiliated third parties, a client's Personal Information even if the client has exercised its right to opt out.

5. How We Protect Personal Information

Voce seeks to carefully safeguard Personal Information. We will use commercially reasonable efforts to ensure that Personal Information is kept secure and safe from any loss or unauthorized disclosure or use. We restrict access to our client's Personal Information to employees or other personnel requiring that Personal Information to provide our products or services.

6. Notice for Residents of the European Economic Area and United Kingdom

Voce does not currently offer its products or services to natural persons residing in the European Union or the United Kingdom ("EEA/UK") and, accordingly, is not required to comply with the EU General Data Protection Regulation ("GDPR"). Any personal data provided to us by you will be processed in the United States or other jurisdictions outside the EEA/UK which may not afford the same protections of personal data as under the GDPR or equivalent laws in the UK.

7. Contact Us

If you have any questions or comments about this Privacy Policy, please contact Voce at Cutera-LSP@Longacresquare.com.

IV. Privacy Notice For California Consumers

Last updated: April 14, 2023

This notice contains disclosures required by the California Privacy Rights Act ("CPRA"). Terms defined in the CPRA have the same meaning when used in this notice. This notice is only relevant to California residents ("consumers" or "you"), who may include the following: prospective investors, representatives of entities we do business with, employees/job applicants, and users of our website. Consumers with disabilities may access a printable copy of this notice in pdf format by [clicking here].

Information We Collect Through this Site. In the past 12 months, we have collected and shared for a business purpose the following categories of personal information ("Personal Information") through this Site:

Category
Identifiers

Examples
A real name, alias, email address, postal address, other contact details, Internet Protocol (IP) address, account name, copies of identification documents, Social Security number, driver's license number, tax identification or passport number, or other similar personal identifiers.

Shared for Business Purpose
YES

Category
Other personal information categories, as listed in the California Customer Records Statute

Examples
A signature, telephone number, employment, bank account number, information about assets or net worth, credit history, information on investment activities or any other financial information.

Shared for Business Purpose
YES

Category
Sensitive Personal Information

Examples

A consumer's Social Security number, driver's license, state ID card, or passport number; account log-in or debit/credit card number in combination with any access code, password, or account credentials; precise geolocation; racial/ethnic origin, religious/philosophical beliefs, or union membership; contents of mail, email, and text messages; genetic data; biometric information; protected health information; or sex life or sexual orientation.

Shared for Business Purpose
YES

Personal Information does not include information that is publicly available, de-identified/aggregated, or subject to the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") or the Gramm-Leach-Bliley Act ("GLBA").

We collect Personal Information from the following categories of sources:

• Your communications with us;

• Our agents and service providers;

• Our affiliates;

• Information generated through use of our website; and

• Entities we do business with.

We also may receive your personal data from other third parties or sources, such as the administrator, publicly accessible databases or registers, tax authorities, governmental agencies and supervisory authorities, credit agencies, fraud prevention and detection agencies, or publicly accessible sources, such as the Internet.

We do not knowingly collect, solicit or sell Personal Information from anyone under the age of 16 without the prior consent of a parent or guardian.

Purpose for Collection and Use of Personal Information. We may collect or use Personal Information for one or more of the following purposes:

- Providing information about our products and services;
- Providing product performance information and other updates;
- One or more of the following business purposes:
- Performing services (for us or our service provider) such as account servicing, processing orders and payments, and analytics;
- Auditing related to our interactions with you (e.g., auditing compliance);
- Legal compliance;
- Detecting and protecting against security incidents, fraud, and illegal activity;
- Debugging;
- Internal research for technological improvement;
- Internal operations; and
- Activities to maintain and improve our services.

Sharing Personal Information. We may disclose Personal Information in one or more of the categories identified above to:

- Agents and service providers, including, but not limited to: the administrator, brokers, auditors, legal advisors, law firms, financial advisors, consultants and placement agents;
- Affiliates;
- Business partners;
- Legal or government regulatory authorities and/or self-regulatory organizations as required by applicable law; and
- In connection with a potential business transfer.

In the past 12 months, we have not sold any Personal Information we collect to third parties, and we have shared the categories of Personal Information we collect only as set forth above.

Length of Time. We will keep your Personal Information for as long as necessary to comply with our regulatory or other legal obligations.

Rights of California Consumers. The CPRA provides a California consumer the following rights, subject to certain exceptions and limitations:

- The right to request: (a) the categories and specific pieces of Personal Information we collect about you; (b) the categories of sources from which we collect your Personal Information; (c) our business or commercial purposes for collecting, selling or sharing your Personal Information; (d) the categories of Personal Information disclosed for a business purpose and the categories of persons to whom it was disclosed; and (e) the categories of your Personal Information (if any) that we have either sold, shared, or disclosed.
- For certain categories of Personal Information, the right to request a list of what we disclosed to third parties for their own direct marketing purposes in the past 12 months and the names and addresses of those third parties.
- The right to request that we delete your Personal Information, subject to certain exceptions.
- The right to opt out of our sale(s) (if any) of your Personal Information.
- The right to request we correct any inaccurate Personal Information maintained about you.
- The right to limit our use of your sensitive Personal Information to only use that is necessary to perform the services expected or provide the goods reasonably expected.
- The right not to receive discriminatory treatment for exercising your CPRA rights.

You may submit requests relating to your exercise of CPRA rights to us via: phone at [•]; or email at [EMAIL].

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2 minute read · April 11, 2023 5:52 PM EDT · Last Updated 5 days ago

Hedge fund Pura Vida urges peace at Cutera board, pushes for new CEO search

By Svea Herbst-Bayliss

NEW YORK, April 11 (Reuters) - Investment firm Pura Vida is wading into a boardroom battle at global aesthetics device company Cutera Inc (CUTR.O) by warning warring directors on Tuesday it may push ahead with steps to boost the company's share price if they fail to settle their disagreements.

Also on Tuesday, 10 company executives, including the chief financial officer and chief information officer, threw their support behind their chief executive and a senior board member.

The New York-based hedge fund, which owns a 7% stake in Cutera, said it wants the board to "move the company forward with an orderly CEO succession process" with the help of a prominent executive search firm. During the search, Pura Vida wants the current CEO to remain at the helm.

If the board fails to act, Pura Vida's managing member Efrem Kamen said on Tuesday his firm has "identified a world-class CEO and high-quality independent directors" who could help the company.

Pura Vida is also calling on the company to extend the deadline for nominating directors which was in early January.

Cutera's share price has tumbled 58% in the last 52 weeks. It jumped 14% on Tuesday though after it regained compliance with Nasdaq's continued listing standards and details about the standoff on the board became public.

A representative for the company did not respond to a request for comment.

Activist investor J. Daniel Plants, who has served on the board for eight years, and CEO David Mowry, who also sits on the board, on Monday said the board has become "factionalized" and that a group of directors have bungled the company's succession planning after Mowry had said that he wanted to leave.

Plants' Voce Capital and Mowry together own 7% in Cutera.

Mowry and Plants said in a press release that they are pushing for the removal of five of the board's eight directors and are calling for a special meeting.

The senior executives wrote that Mowry has "earned our trust and respect" since joining the company in 2019 and that he and Plants are a cohesive and effective team.

Cutera on Friday said the board established a special committee of independent directors to review the request for a special meeting and related matters.

Reporting by Svea Herbst-Bayliss; Editing by Lisa Shumaker

Our Standards: The Thomson Reuters Trust Principles.

Cutera CEO, Activist Launch Board Battle Over CEO Role



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The dermatologist equipment maker's CEO and an activist investor board chairman are seeking to remove five incumbent directors in a fight over succession.

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By Ronald Orol

April 10, 2023 05:21 PM

Cutera Inc.'s (CUTR) CEO and an activist investor on Monday, April 10, launched a boardroom contest seeking to replace five incumbent directors at a special meeting as part of a battle over who will become the company's next chief executive.

Activist investor J. Daniel Plants, the chairman of Cutera, and the dermatologist equipment maker's CEO, David Mowry, launched a contest seeking to replace a majority of the company's eight-person board, including three directors who joined in 2021.

According to a release, Mowry said he told Cutera's board in January that he intends to step down, but after the company considered four directors for the CEO role, it couldn't identify a suitable replacement. He added that "entrenched directors" have taken succession planning into their own hands to position "certain directors" closer to the CEO role "they seem to covet for themselves."

Mowry said the board considered "a number of its own members" for CEO, including Plants; Sheila Hopkins, a board member at Prestige Consumer Healthcare Inc. (PBH); and Juliane Park, a chief transformation officer at Olaplex Holdings Inc. (OLPX). Hopkins, Park and Janet Widmann, also a director since 2021, are targeted by Plants and Mowry for replacement.

Mowry said he offered to delay his retirement over concerns about interim "solutions" but was denied. He raised prospects that the board had considered an interim CEO or co-CEOs. It is unclear whether Cutera has hired an executive search firm to assist it with a search process. Plants also raised concerns that some directors have made "operational and personnel" decisions at the company that should have been made by management.

On Friday, Brisbane, Calif.-based Cutera said it received Plants' demand to call a special meeting, adding that it established a special committee of independent directors to review the request. Wilson Sonsini Goodrich & Rosati PC is providing legal advice to the company, and Sidley Austin LLP is legal counsel to the special committee.

Cutera said it plans to make a formal recommendation on the special meeting request in "due course."

In a letter to Cutera's board, Plants raised concerns that the board was paralyzed and unable to pursue "long-term opportunities, both organic and inorganic."

Plants, who is chief investment officer at activist fund Voce Capital Management LLC , owns about 6.5% of Cutera; Mowry and another director not targeted by the activists, Joseph Whitters, own 0.5% each. It is unclear whether the other directors own any shares they accumulated themselves.

Three women directors were brought on in 2021 following California's adoption of a law requiring public companies headquartered in California to have women on their boards, though in May a court struck down the statute. The measure required boards, depending on their size, to have at least two or three female directors by the end of 2021.

Plants first invested in Cutera in 2013, and he joined the board in a 2015 settlement. In 2016, he became chairman after the company's founder, chairman and CEO, Kevin Connors, was replaced by James Reinstein, a medical technology executive. Mowry became CEO in 2019.

The activist investor initially allocated capital to the medical device maker in 2015 at an average price of $9.50 a share, The Deal learned.

Cutera's shares are down 44.2% and 62.1% in 2023 and over the past 12 months, respectively, and closed Monday at $23.83 a share.

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Apr. 10, 2023 at 9:15 AM ★

Boardroom Brawl Breaks Out at Skin Company Cutera

by Lauren Thomas


CUTERA

(Rafael Henrique/SOPA Images/ZUMA PRESS)

An unusual boardroom brawl has broken out at dermatologist equipment provider Cutera.

An activist shareholder is joining forces with Cutera's chief executive in an effort to shake up the company's board, arguing that some members have botched an ongoing succession-planning process.

J. Daniel Plants, founder of Voce Capital Management and executive chairman of Cutera's board, together with Cutera CEO David Mowry say that other board members failed to identify a successor for Mr. Mowry, who has communicated that he wishes to retire from the CEO post.

"The approach the entrenched directors have taken to these matters has been detrimental to the business and served no purpose other than to position certain directors closer to the CEO title that they seem to covet for themselves," Mr. Mowry said in a statement.